Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the Second Fiscal Quarter of 2018
AUSTIN, Texas, November 27, 2017 (GLOBE NEWSWIRE) — Bazaarvoice, Inc. (Nasdaq:BV) reported its financial results for the second fiscal quarter ended October 31, 2017.
Second Fiscal Quarter of 2017 Financial Details
Revenue: Bazaarvoice reported revenue of $53.4 million for the second fiscal quarter of 2018, up 6% from the second fiscal quarter of 2017, which consisted of SaaS revenue of $50.5 million and net advertising revenue of $2.9 million.
GAAP net loss and net loss per share: GAAP net loss was $0.1 million, compared to a GAAP net loss of $4.1 million for the second fiscal quarter of 2017. GAAP net loss per share was $0.00 based upon weighted average shares outstanding of 85.6 million, compared to a GAAP net loss per share of $0.05 for the second fiscal quarter of 2017 based upon weighted average shares outstanding of 82.9 million.
Adjusted EBITDA: Adjusted EBITDA for the second fiscal quarter of 2018 was $9.3 million compared to $5.2 million for the second fiscal quarter of 2017.
Non-GAAP net income and earnings per share: Non-GAAP net income was $5.4 million, compared to non-GAAP net income of $1.4 million for the second fiscal quarter of 2017. Non-GAAP net income per share was $0.06 based upon weighted average shares outstanding of 85.6 million, compared to non-GAAP net income per share of $0.02 for the second fiscal quarter of 2017 based upon weighted average shares outstanding of 82.9 million.
Recent Business Highlight
On November 27, 2017, Bazaarvoice announced that it has entered into a definitive agreement to be acquired by Marlin Equity Partners in a transaction valued at approximately $521 million. Under the terms of the agreement, Bazaarvoice stockholders will receive $5.50 in cash for each share of Bazaarvoice common stock. The transaction is expected to be completed in the first calendar quarter of 2018, subject to receipt of stockholder approval, regulatory approvals as well as satisfaction of other customary closing conditions.
Quarterly Conference Call
As a result of the earlier announcement regarding Bazaarvoice's entry into an agreement and plan of merger with Marlin Equity Partners, the company will not be hosting a conference call previously scheduled for Wednesday November 29, 2017 at 8:30 a.m. Eastern Time to discuss its fiscal second quarter 2018 financial results.
About Bazaarvoice
Bazaarvoice helps brands and retailers find and reach consumers, and win them with the content they trust. Each month in the Bazaarvoice Network, more than one-half billion consumers view and share authentic consumer-generated content (CGC), including ratings and reviews as well as curated visual content, across 5,000 brand and retail websites. This visibility into shopper behavior allows Bazaarvoice to capture unique first-party data and insights that enable our targeted advertising and personalization solutions.
Founded in 2005, Bazaarvoice is headquartered in Austin, Texas with offices across North America and Europe. For more information, visit www.bazaarvoice.com.

Non-GAAP Financial Measures
Adjusted EBITDA discussed in this press release is defined as GAAP net loss adjusted for stock-based expense, contingent consideration related to acquisitions, depreciation and amortization (including amortization of capitalized internal-use software development costs), restructuring charges, out of period sales tax refunds, integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net. GAAP net loss is the most comparable GAAP measure to Adjusted EBITDA.

Non-GAAP net income (loss), which is used to calculate non-GAAP net loss per share, is defined as our GAAP net loss, adjusted to exclude stock-based expense, contingent consideration related to acquisitions, amortization of acquired intangible assets, restructuring charges, out of period sales tax refunds, integration and other costs related to acquisitions, and other non-business costs and benefits along with the associated income tax effect of these adjustments.

Free cash flow discussed in this release is defined as cash provided by (used in) operating activities less purchases of property, equipment and capitalized internal-use software development costs. Cash flow provided by (used in) operating activities is the most comparable GAAP measure to free cash flow.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the Company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions; therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.
Forward-looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, the timing of the transaction and other information relating to the transaction. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy of the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of the Company and the receipt of regulatory approvals (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the risk that the definitive merger agreement may be terminated in circumstances that require the Company to pay an $18.3 million termination fee and/or reimburse the buyers’ expenses; (v) risks regarding the failure to obtain the necessary financing to complete the merger, (vi) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results and business generally, (vii) risks that the proposed transaction disrupts current plans and operations, (viii) risks related to diverting management’s attention from the Company’s ongoing business operations, and (ix) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the transaction; and other risks and potential factors that could affect our business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2017 as filed with the Securities and Exchange Commission on June 16, 2017. Additional information is also set forth in our quarterly reports on Form 10-Q and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Additional Information and Where to Find It
In connection with the merger, Bazaarvoice, Inc. (the “Company”) intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website http://www.bazaarvoice.com or by writing to the Company’s Secretary at 10901 Stonelake Blvd, Austin, TX 78759.
Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on October 13, 2017 and the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2017. To the extent that such individual's holdings of the Company’s common stock have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the merger.

Investor Relations Contact:
Linda Wells
Bazaarvoice, Inc.
415-582-6250
linda.wells@bazaarvoice.com

Media Contact:
Emily Reagan
Bazaarvoice, Inc.
512-551-6866
pr@bazaarvoice.com

Bazaarvoice, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 31, 2017	April 30, 2017
Assets
Current assets:
Cash and cash equivalents	$51,988	$52,494
Short-term investments	13,224	38,689
Accounts receivable, net	41,424	43,713
Prepaid expenses and other current assets	6,261	7,619
Total current assets	112,897	142,515
Property, equipment and capitalized internal-use software development costs, net	28,964	28,358
Goodwill	139,155	139,155
Acquired intangible assets, net	6,772	7,717
Other non-current assets	4,582	4,210
Total assets	$292,370	$321,955
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,596	$4,310
Accrued expenses and other current liabilities	16,408	20,602
Revolving line of credit	—	32,000
Deferred revenue	68,259	69,656
Total current liabilities	89,263	126,568
Long-term liabilities:
Deferred revenue less current portion	1,467	2,540
Other liabilities, long-term	7,169	6,542
Total liabilities	97,899	135,650
Commitments and contingencies
Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	466,305	455,755
Accumulated other comprehensive loss	(1,369)	(1,682)
Accumulated deficit	(270,473)	(267,776)
Total stockholders’ equity	194,471	186,305
Total liabilities and stockholders’ equity	$292,370	$321,955

Bazaarvoice, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2017	2016	2017	2016
Revenue	$53,409	$50,408	$105,567	$100,501
Cost of revenue	19,565	18,855	39,330	37,611
Gross profit	33,844	31,553	66,237	62,890
Operating expenses:
Sales and marketing	14,245	15,819	28,849	31,123
Research and development	10,055	9,959	20,558	21,032
General and administrative	8,013	8,051	16,598	16,310
Restructuring charges	16	767	56	1,094
Acquisition-related and other	478	120	739	296
Amortization of acquired intangible assets	310	310	619	619
Total operating expenses	33,117	35,026	67,419	70,474
Operating income (loss)	727	(3,473)	(1,182)	(7,584)
Other income (expense), net:
Interest income	56	153	142	295
Interest expense	(252)	(459)	(646)	(948)
Other expense	(366)	(263)	(341)	(775)
Total other expense, net	(562)	(569)	(845)	(1,428)
Income (loss) before income taxes	165	(4,042)	(2,027)	(9,012)
Income tax expense	220	92	344	227
Net loss	$(55)	$(4,134)	$(2,371)	$(9,239)
Net loss per share, basic and diluted	$0.00	$(0.05)	$(0.03)	$(0.11)
Basic and diluted weighted average number of shares outstanding	85,630	82,930	85,147	82,572

Bazaarvoice, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2017	2016	2017	2016
Operating activities:
Net loss	$(55)	$(4,134)	$(2,371)	$(9,239)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	3,589	3,532	7,076	7,110
Stock-based expense	4,527	4,239	9,349	8,183
Bad debt expense (recovery)	128	(64)	207	(243)
Amortization of deferred financing costs	78	59	137	118
Loss on sublease	—	501	—	501
Other non-cash expense	13	(88)	(33)	(127)
Changes in operating assets and liabilities:
Accounts receivable	7,310	596	2,083	2,345
Prepaid expenses and other current assets	531	(7)	1,335	(514)
Other non-current assets	(254)	89	(341)	958
Accounts payable	544	212	83	(2,404)
Accrued expenses and other current liabilities	(1,320)	(127)	(5,125)	(4,569)
Deferred revenue	(5,449)	(3,062)	(2,470)	(88)
Other liabilities, long-term	(107)	(156)	(123)	(312)
Net cash provided by operating activities	9,535	1,590	9,807	1,719
Investing activities:
Purchases of property, equipment and capitalized internal-use software development costs	(2,263)	(2,113)	(4,595)	(4,873)
Purchases of short-term investments	(3,161)	(2,349)	(20,215)	(15,040)
Proceeds from maturities of short-term investments	2,600	8,870	20,814	23,880
Proceeds from sale of short-term investments	24,847	—	24,847	—
Net cash provided by investing activities	22,023	4,408	20,851	3,967
Financing activities:
Proceeds from employee stock compensation plans	469	329	582	724
Payments on revolving line of credit	(27,000)	(5,000)	(32,000)	(5,000)
Net cash used in financing activities	(26,531)	(4,671)	(31,418)	(4,276)
Effect of exchange rate fluctuations on cash and cash equivalents	(55)	(408)	254	(946)
Net change in cash and cash equivalents	4,972	919	(506)	464
Cash and cash equivalents at beginning of period	47,016	43,508	52,494	43,963
Cash and cash equivalents at end of period	$51,988	$44,427	$51,988	$44,427
Supplemental disclosure of non-cash investing and financing activities:
Purchase of fixed assets recorded in accounts payable and accrued expenses	$562	$85	$964	$85
Purchase of leasehold improvements funded by tenant improvement allowance	$—	$—	$925	$—
Capitalized stock-based compensation	$163	$124	$300	$246

Bazaarvoice, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2017	2016	2017	2016
Non-GAAP net income per share:
GAAP net loss	$(55)	$(4,134)	$(2,371)	$(9,239)
Stock-based expense (1)	4,527	4,239	9,349	8,183
Restructuring charges (3)	16	767	56	1,094
Amortization of acquired intangible assets	472	472	945	945
Acquisition-related and other expense	478	120	739	296
Other stock-related benefit (4)	(41)	(25)	(41)	(25)
Income tax adjustment for non-GAAP items	6	3	4	—
Non-GAAP net income	$5,403	$1,442	$8,681	$1,254
GAAP basic and diluted shares	85,630	82,930	85,147	82,572
Non-GAAP basic and diluted net income per share	$0.06	$0.02	$0.10	$0.02
Adjusted EBITDA:
GAAP net loss	$(55)	$(4,134)	$(2,371)	$(9,239)
Stock-based expense (1)	4,527	4,239	9,349	8,183
Depreciation and amortization (2)	3,589	3,532	7,076	7,110
Restructuring charges (3)	16	767	56	1,094
Acquisition-related and other expense	478	120	739	296
Other stock-related benefit (4)	(41)	(25)	(41)	(25)
Income tax expense	220	92	344	227
Total other expense, net	562	569	845	1,428
Adjusted EBITDA	$9,296	$5,160	$15,997	$9,074
Free cash flow:
Net cash provided by operating activities	$9,535	$1,590	9,807	1,719
Purchases of property, equipment and capitalized internal-use software development costs	(2,263)	(2,113)	(4,595)	(4,873)
Free cash flow	$7,272	$(523)	5,212	(3,154)
(1)

Stock-based expense includes the following:
Cost of revenue	$618	$486	$1,185	$830
Sales and marketing	970	843	2,037	1,423
Research and development	1,083	907	2,163	1,960
General and administrative	1,856	2,003	3,964	3,970
Stock-based expense	$4,527	$4,239	$9,349	$8,183

(2)

Depreciation and amortization includes the following:
Cost of revenue	$2,595	$2,600	$5,175	$5,192
Sales and marketing	177	189	320	385
Research and development	231	204	440	435
General and administrative	276	229	522	479
Amortization of acquired intangible assets	310	310	619	619
Depreciation and amortization	$3,589	$3,532	$7,076	$7,110

(3)
In February 2016, the Company made the decision to suspend sales of its BV Local product, reduce its cost structure to improve operating efficiencies and align resources with its growth strategies. Costs associated with these restructuring activities include workforce reductions charges, and facilities charges related to the loss recorded on the sub-lease of excess office space at the Company's headquarters.

In addition, in April 2017 the Company committed to a plan to reduce its advertising sales expenses to better align with its growth expectations and restructure the Company to reduce organization layers and streamline operations. Costs associated with these restructuring activities include severance and related payroll tax.
Management excludes these restructuring charges from Adjusted EBITDA when reviewing the Company's operating results as the charges do not represent normal, routine, cash operating expenses necessary to operate our business. In addition, the timing of restructuring charges, such as the ones described above, are unpredictable and the amount of the charges vary significantly across reporting periods and are not expected to continue indefinitely. Management believes the exclusion of these charges from the Company's non-GAAP measures allows investors to supplement their understanding of the Company's short-term and long-term financial trends as we believe the items excluded are not indicative of our underlying ongoing and future performance.

(4)
Other stock-related benefit represents estimated liabilities for taxes and related items in connection with the treatment of certain equity grants. Since the estimated liability directly relates to equity grants and as stock-based expenses are consistently excluded from the non-GAAP financial measures, the Company excluded these estimated liabilities. During the three and six months ended October 31, 2016, the Company recorded a benefit of $0.5 million due to a reduction in previously recorded estimated tax liabilities that have exceeded the statute of limitations. This benefit was partially offset by a $0.5 million liability related to estimated employer contributions the Company believes is probable to be incurred related to 401(k) deferrals on employee stock-based compensation. During the three and six months ended October 31, 2017, the Company recorded a benefit of $41 thousand due to a reduction in previously recorded estimated tax liabilities that have exceeded the statute of limitations.

Bazaarvoice, Inc.
Selected Quarterly Financial and Operational Metrics
(in thousands, except active clients and full-time employees data)
(unaudited)

	Three Months Ended
	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,
	2016	2016	2016	2016	2017	2017	2017	2017
Revenue (1)	$50,255	$50,709	$50,093	$50,408	$50,525	$50,209	$52,158	$53,409
Cost of revenue	18,920	19,253	18,756	18,855	19,196	19,596	19,765	19,565
Gross profit	31,335	31,456	31,337	31,553	31,329	30,613	32,393	33,844
Operating expenses:
Sales and marketing	16,113	18,027	15,304	15,819	16,322	17,803	14,604	14,245
Research and development	10,199	10,391	11,073	9,959	9,588	9,467	10,503	10,055
General and administrative	6,940	7,577	8,259	8,051	7,299	8,343	8,585	8,013
Restructuring charges	—	1,575	327	767	—	1,108	40	16
Sales tax refund	—	—	—	—	—	(3,341)	—	—
Acquisition-related and other expense	332	157	176	120	84	196	261	478
Amortization of acquired intangible assets	309	309	309	310	309	309	309	310
Total operating expenses	33,893	38,036	35,448	35,026	33,602	33,885	34,302	33,117
Operating income (loss)	(2,558)	(6,580)	(4,111)	(3,473)	(2,273)	(3,272)	(1,909)	727
Total other expense, net	(719)	(384)	(859)	(569)	(332)	(499)	(283)	(562)
Income (loss) before income taxes	(3,277)	(6,964)	(4,970)	(4,042)	(2,605)	(3,771)	(2,192)	165
Income tax expense (benefit)	(163)	165	135	92	123	203	124	220
Net loss	$(3,114)	$(7,129)	$(5,105)	$(4,134)	$(2,728)	$(3,974)	$(2,316)	$(55)
Stock-based expense (2)	$3,762	$3,602	$3,944	$4,239	$3,989	$4,110	$4,822	$4,527
Depreciation and amortization (3)	3,512	3,575	3,578	3,532	3,513	3,516	3,487	3,589
Restructuring charges (4)	—	1,575	327	767	—	1,108	40	16
Sales tax refund (5)	—	—	—	—	—	(3,341)	—	—
Acquisition-related and other expense	332	157	176	120	84	196	261	478
Other stock-related benefit (6)	—	—	—	(25)	—	—	—	(41)
Income tax expense (benefit)	(163)	165	135	92	123	203	124	220
Total other expense, net	719	384	859	569	332	499	283	562
Adjusted EBITDA (7)	$5,048	$2,329	$3,914	$5,160	$5,313	$2,317	$6,701	$9,296
Number of active clients (at period end)	1,383	1,399	1,397	1,412	1,456	1,494	1,524	1,580
Full-time employees (at period end) (8)	806	747	744	764	769	755	763	776
(1)

Revenue includes the following:
SaaS	$47,884	$49,108	$47,799	$48,121	$47,266	$47,870	$49,323	$50,530
Advertising	2,371	1,601	2,294	2,287	3,259	2,339	2,835	2,879
Revenue	$50,255	$50,709	$50,093	$50,408	$50,525	$50,209	$52,158	$53,409

(2)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period stock compensation amounts have been updated to conform to the current presentation. Under the new definition of Adjusted EBITDA the capitalized portion of stock-based compensation related to the capitalization of internal-use software is excluded from stock-based expense.

	Three Months Ended
	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,
	2016	2016	2016	2016	2017	2017	2017	2017
Stock-based expense includes the following:
Cost of revenue	$585	$503	$344	$486	$475	$429	$567	$618
Sales and marketing	686	543	580	843	850	723	1,067	970
Research and development	786	769	1,053	907	867	943	1,080	1,083
General and administrative	1,705	1,787	1,967	2,003	1,797	2,015	2,108	1,856
Stock-based expense	$3,762	$3,602	$3,944	$4,239	$3,989	$4,110	$4,822	$4,527

(3)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period depreciation and amortization amounts have been updated to conform to the current presentation. Our new definition of Adjusted EBITDA includes amortization of capitalized internal-use software development costs in depreciation and amortization.

Depreciation and amortization includes the following:
Cost of revenue	$2,559	$2,619	$2,592	$2,600	$2,601	$2,613	$2,580	$2,595
Sales and marketing	210	201	196	189	183	168	143	177
Research and development	228	227	231	204	194	191	209	231
General and administrative	206	219	250	229	226	235	246	276
Amortization of acquired intangible assets	309	309	309	310	309	309	309	310
Depreciation and amortization	$3,512	$3,575	$3,578	$3,532	$3,513	$3,516	$3,487	$3,589

(4) In February 2016, the Company made the decision to suspend sales of its BV Local product, reduce its cost structure to improve operating efficiencies and align resources with its growth strategies. Costs associated with these restructuring activities include workforce reductions charges, and facilities charges related to the loss recorded on the sub-lease of excess office space at the Company's headquarters.
In addition, in April 2017 the Company committed to a plan to reduce its advertising sales expenses to better align with its growth expectations and restructure the Company to reduce organization layers and streamline operations. Costs associated with these restructuring activities include severance and related payroll tax.
Management excludes these restructuring charges from Adjusted EBITDA when reviewing the Company's operating results as the charges do not represent normal, routine, cash operating expenses necessary to operate our business. In addition, the timing of restructuring charges, such as the ones described above, are unpredictable and the amount of the charges vary significantly across reporting periods and are not expected to continue indefinitely. Management believes the exclusion of these charges from the Company's non-GAAP measures allows investors to supplement their understanding of the Company's short-term and long-term financial trends as we believe the items excluded are not indicative of our underlying ongoing and future performance.

(5)
During the fourth quarter of fiscal 2017 the Company received a $3.3 million Texas state sales tax refund related to prior years open to audit for certain purchases that are integral to the Company's products.

(6)
Other stock-related benefit represents estimated liabilities for taxes and related items in connection with the treatment of certain equity grants. Since the estimated liability directly relates to equity grants and as stock-based expenses are consistently excluded from the non-GAAP financial measures, the Company excluded these estimated liabilities. During the three months ended October 31, 2016, the Company recorded a benefit of $0.5 million due to a reduction in previously recorded estimated tax liabilities that have exceeded the statute of limitations. This benefit was partially offset by a $0.5 million liability related to estimated employer contributions the Company expects to make on behalf of its employees related to 401(k) deferrals on employee stock-based compensation. During the three and six months ended October 31, 2017, the Company recorded a benefit of $41 thousand due to a reduction in previously recorded estimated tax liabilities that have exceeded the statute of limitations.

(7)
During the first quarter of fiscal 2017 we updated our calculation of Adjusted EBITDA. As a result of this update prior period depreciation and amortization and stock-based compensation amounts have been updated to conform to the current presentation. Our new definition of Adjusted EBITDA includes amortization of capitalized internal-use software development costs in depreciation and amortization and excludes capitalized stock-based compensation related to internal-use software from stock-based expense. All periods prior to the first fiscal quarter of 2017 discussed in this press release or presented in the accompanying financial tables have been revised to conform to this definition Adjusted EBITDA.

(8)
During the first quarter of fiscal 2018 we updated our definition of full-time employees to exclude temporary contractors. As a result of this update all prior period amounts have been updated to conform to the current definition.